Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-51576, 33-61762, 33-77160 and 333-2372) of
Data Research Associates, Inc. of our reports dated October 25, 1996 and October 20, 1995 included in the Annual Report to Shareholders which is incorporated in the Annual 10-k.


/s/ Price Waterhouse

Montreal, Quebec
December 16, 1996

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